PREMIER EXHIBITIONS, INC.

                             2004 STOCK OPTION PLAN


         1. GRANT OF OPTIONS; GENERALLY.

                  In accordance with the provisions hereinafter set forth in this stock option plan, the name of which is PREMIER EXHIBITIONS, INC. 2004 STOCK OPTION PLAN (the "Plan"), the Board of Directors (the "Board") or, the Compensation Committee (the "Stock Option Committee") of Premier Exhibitions, Inc. (the "Corporation") is hereby authorized to issue from time to time on the Corporation's behalf to any one or more Eligible Persons as hereinafter defined, options to acquire shares of the Corporation's common stock, par value $.0001 per share (the "Stock").

         2. TYPE OF OPTIONS.

                  The Board or the Stock Option Committee is authorized to issue Incentive Stock Options ("ISOs") which meet the requirements of Section 5422 of the Internal Revenue Code of 1986, as amended (the "Code"), which options are hereinafter referred to collectively as ISOs, or singularly as an ISO. The Board or the Stock Option Committee is also, in its discretion, authorized to issue options which are not ISOs, which options are hereinafter referred to collectively as Non Statutory Options ("NSOs"), or singularly as an NSO. The Board or the Stock Option Committee is also authorized to issue "Reload Options" in accordance with paragraph 8 herein which options are hereinafter referred to collectively as Reload Options, or singularly as a Reload Option. Except where the context indicates to the contrary, the term "Option" or "Options" means ISOs, NSOs and Reload Options.

         3. AMOUNT OF STOCK.

                  The aggregate number of shares of Stock which may be purchased pursuant to the exercise of options shall be 3,000,000 Shares. Of this amount, the Board or the Stock Option Committee shall have the power and authority to designate whether any options so issued shall be ISOs or NSOs, subject to the restrictions on ISOs contained elsewhere herein. If an Option ceases to be exercisable, in whole or in part, the shares of Stock underlying such Option shall continue to be available under this Plan. Further, if shares of Stock are delivered to the Corporation as payment for shares of Stock purchased by the exercise of an Option granted under this Plan, such shares of Stock shall also be available under this Plan. If there is any change in the number of shares of Stock due to of the declaration of stock dividends, recapitalization resulting in stock split-ups, or combinations or exchanges of shares of Stock, or otherwise, the number of shares of Stock available for purchase upon the exercise of options, the shares of Stock subject to any Option and the exercise price of any outstanding Option shall be approximately adjusted by the Board or the Stock Option Committee. The Board or the Stock Option Committee shall give notice of any adjustments to each Eligible Person granted an Option under this Plan, and such adjustments shall be effective and binding on all Eligible Persons. If because of one or more recapitalizations, reorganizations or other corporate events, the holders of outstanding Stock receive something other than shares of Stock then, upon exercise of an Option, the Eligible Person will receive what the holder would have owned if the holder had exercised the Option immediately before the first such corporate event and not disposed of anything the holder received as a result of the corporate event.

         4. ELIGIBLE PERSONS.

                  (a) With respect to ISOs, an Eligible Person means any individual who has been employed b the Corporation or by any subsidiary of the Corporation, for a continuous period of at least sixty (60) days.

                  (b) With respect to NSOs, an Eligible Person means (i) any individual who has been employed by the Corporation or by any subsidiary of the Corporation, for a continuous period of at least sixty (60) days, (ii) any director of the Corporation or any subsidiary of the Corporation or (iii) any consultant of the Corporation or any subsidiary of the Corporation.

         5. GRANT OF OPTIONS.

                  The Board or the Stock Option Committee has the right to issue the Options established by this Plan to Eligible Persons. The Board or the Stock Option Committee shall follow the procedures prescribed for it elsewhere in this Plan. A grant of Options shall be set forth in a writing signed on behalf of the Corporation or by a majority of the members of the Stock Option Committee. The writing shall identify whether the option being granted is an ISO or an NSO and shall set forth the terms which govern the Option. The terms shall be determined by the Board or the Stock Option Committee, and may include, among other terms, the number of shares of Stock that may be acquired pursuant to the exercise of the Options, when the Options may be exercised, the period for which the Option is granted and including the expiration date, the effect on the Options if the Eligible Person terminates employment and whether the Eligible Person may deliver shares of Stock to pay for the shares of Stock to be purchased by the exercise of the Option. However, no term shall be set forth in the writing which is inconsistent with any of the terms of this Plan. The terms of an Option granted to an Eligible Person may differ from the terms of an Option granted to another Eligible Person, and may differ from the terms of an earlier Option granted to the same Eligible Person.

         6. OPTION PRICE.

                  The option price per share shall be determined by the Board or the Stock Option Committee at the time any Option is granted, and shall be not less than (i) in the case of an ISO, the fair market value, (ii) in the case of an ISO granted to a ten percent or greater stockholder, one hundred ten percent (110%) of the fair market value, or (iii) in the case of an NSO, not less than fifty-five percent (55%) of the fair market value (but in no event less than the par value) of one share of Stock on the date the Option is granted, as determined by the Board or the Stock Option Committee. Fair market value as used herein shall be: paragraphs 7(a) and (b).

         7. (a) If shares of Stock shall be traded on an exchange or over-the-counter market, the mean between the high and low sales prices of Stock on such exchange or over-the-counter market on which such shares shall be traded on that date, or if such exchange or over-the-counter market is closed or if no shares shall have traded on such date, on the last preceding date on which such shares shall have traded.

                  (b) If shares of Stock shall not be traded on an exchange or over-the-counter market, the value as determined by a recognized appraiser as selected by the Board or the Stock Option Committee.

         8. PURCHASE OF SHARES.

         An Option shall be exercised by the tender to the Corporation of the full purchase price of the Stock with respect to which the Option is exercised and written notice of the exercise. The purchase price of the Stock shall be in United States dollars, payable in cash, check, Promissory Note secured by the Shares issued through exercise of the related Options, or in property or Corporation stock, if so permitted by the Board or the Stock Option Committee in accordance with the discretion granted in paragraph 5 hereof, having a value equal to such purchase price. The Corporation shall not be required to issue or deliver any certificates for shares of Stock purchased upon the exercise of an option prior to (i) if requested by the Corporation, the filing with the Corporation by the Eligible Person of a representation in writing that it is the Eligible Person's then present intention to acquire the Stock being purchased for investment and not for resale, and/or (ii) the completion of any registration or other qualification of such shares under any government regulatory body, which the Corporation shall determine to be necessary or advisable.

         9. GRANT OF RELOAD OPTIONS.

                  In granting an Option under this Plan, the Board or the Stock Option Committee may include a Reload Option provision therein, subject to the provisions set forth in paragraphs 20 and 21 herein. A Reload Option provision provides that if the Eligible Person pays the exercise price of shares of Stock to be purchased by the exercise of an ISO, NSO or another Reload Option (the "Original Option") by delivering to the Corporation shares of Stock already owned by the Eligible Person (the "Tendered Shares"), the Eligible Person shall receive a Reload option which shall be a new Option to purchase shares of Stock equal in number to the tendered shares. The terms of any Reload option shall be determined by the Board or the Stock Option Committee consistent with the provisions of this Plan.

         10. STOCK OPTION COMMITTEE.

                  The Stock Option Committee may be appointed from time to time by the Corporation's Board of Directors. The Board may from time to time remove members from or add members to the Stock Option Committee. The Stock Option Committee shall be constituted so as to permit the Plan to comply in all respects with the provisions set forth in paragraph 20 herein. The members of the Stock Option Committee may elect one of its members as its chairman. The Stock Option Committee shall hold its meetings at such times and places as its chairman shall determine. A majority of the Stock Option Committee's members present in person shall constitute a quorum for the transaction of business. All determinations of the Stock Option Committee will be made by the majority vote of the members constituting the quorum. The members may participate in a meeting of the Stock Option Committee by conference telephone or similar communications equipment by means of which all members participating in the meeting can hear each other. Participation in a meeting in that manner will constitute presence in person at the meeting. Any decision or determination reduced to writing and signed by all members of the Stock Option Committee will be effective as if it had been made by a majority vote of all members of the Stock Option Committee at a meeting which is duly called and held.

         11. ADMINISTRATION OF PLAN.

                  In addition to granting Options and to exercising the authority granted to it elsewhere in this Plan, the Board or the Stock Option Committee is granted the full right and authority to interpret and construe the provisions of this Plan, promulgate, amend and rescind rules and procedures relating to the implementation of the Plan and to make all other determinations necessary or advisable for the administration of the Plan consistent, however, with the intent of the Corporation that Options granted or awarded pursuant to the Plan comply with the provisions of paragraphs 20 and 21 herein. All determinations made by the Board or the Stock Option Committee shall be final, binding and conclusive on all persons including the Eligible Person, the Corporation and its stockholders, employees, officers and directors and consultants. No member of the Board or the Stock Option Committee will be liable for any act or omission in connection with the administration of this Plan unless it is attributable to that member's willful misconduct.

         12. PROVISIONS APPLICABLE TO ISOs.

                  The following provisions shall apply to all ISOs granted by the Board or the Stock Option Committee and are incorporated by reference into any writing granting an ISO:

                  (a) An ISO may only be granted within ten (10) years from 2003, the date that this Plan was originally adopted by the Corporation's Board of Directors.

                  (b) An ISO may not be exercised after the expiration of ten (10) years from the date the ISO is granted.

                  (c) The option price may not be less than the fair market value of the Stock at the time the ISO is granted.

                  (d) An ISO is not transferable by the Eligible Person to whom it is granted except by will, or the laws of descent and distribution, and is exercisable during his or her lifetime only by the Eligible Person.

                  (e) If the Eligible Person receiving the ISO owns at the time of the grant stock possessing more than ten (10%) percent of the total combined voting power of all classes of stock of the employer corporation or of its parent or subsidiary corporation (as those terms are defined in the Code), then the option price shall be at least one hundred ten percent (110%) of the fair market value of the Stock, and the ISO shall not be exercisable after the expiration of five (5) years from the date the ISO is granted.

                  (f) The aggregate fair market value (determined at the time the ISO is granted) of the Stock with respect to which the ISO is first exercisable by the Eligible Person during any calendar year (under this Plan and any other incentive stock option plan of the Corporation) shall not exceed One Hundred Thousand Dollars ($100,000).

                  (g) Even if the shares of Stock which are issued upon exercise of an ISO are sold within one (1) year following the exercise of such ISO so that the sale constitutes a disqualifying disposition for ISO treatment under the Code, no provision of this Plan shall be construed as prohibiting such a sale.

                  (h) This Plan was adopted by the Corporation on December 12, 2003, by virtue of its approval by the Corporation's Board of Directors.

         13. DETERMINATION OF FAIR MARKET VALUE.

                  In granting ISOs under this Plan, the Board or the Stock Option Committee shall make a good faith determination as to the fair market value of the Stock at the time of granting the ISO.

         14. RESTRICTIONS ON ISSUANCE OF STOCK.

         The Corporation shall not be obligated to sell or issue any shares of Stock pursuant to the exercise of an Option unless the Stock with respect to which the Option is being exercised is at that time effectively registered or exempt from registration under the Securities Act of 1933, as amended, and any other applicable laws, rules and regulations. The Corporation may condition the exercise of an option granted in accordance herewith upon receipt from the Eligible Person, or any other purchaser thereof, of a written representation that at the time of such exercise it is his or her then present intention to acquire the shares of Stock for investment and not with a view to, or for sale in connection with, any distribution thereof, except that, in the case of a legal representative of an Eligible Person, "distribution" shall be defined to exclude distribution by will or under the laws of descent and distribution. Prior to issuing any shares of Stock pursuant to the exercise of an Option, the Corporation shall take such steps as it deems necessary to satisfy any withholding tax obligations imposed upon it by any level of government.

         15. EXERCISE IN THE EVENT OF DEATH OF TERMINATION OF EMPLOYMENT.

                  (a) If an optionee shall, i.e., (i) while an employee of the Corporation or a Subsidiary or (ii) within three months after termination of this employment with the Corporation or a Subsidiary because of his disability, or retirement or otherwise, his options may be exercised, to the extent that the optionee shall have been entitled to do so on the date of his death or such termination of employment, by the person or persons to whom the optionee's right under the option pass by will or applicable law, or if no such person has such right, by his executors or administrators, at any time, or from time to time. In the event of termination of employment because of his death while an employee or because of disability, his options may be exercised not later than the expiration date specified in paragraph 5 or one year after the optionee's death, whichever date is earlier, or in the event of termination of employment because of retirement or otherwise, not later than the expiration date specified in paragraph 5 hereof or one year after the optionee's death, whichever date is earlier.

                  (b) If an optionee's employment by the Corporation or a Subsidiary shall terminate because of his disability and such optionee has not died within the following three (3) months, he may exercise his options, to the extent that he shall have been entitled to do so at the date of the termination of his employment, at any time, or from time to time, but not later than the expiration date specified in paragraph 5 hereof or one (1) year after termination of employment, whichever date is earlier.

                  (c) If an Optionee's employment shall terminate by reason of his retirement in accordance with the terms of the Corporation's tax-qualified retirement plans, if any, or with the consent of the Board or the Stock Option Committee or involuntarily other than by termination for cause, and such Optionee has not died within the following three (3) months, he may exercise his Option to the extent he shall have been entitled to do so at the date of the termination of his employment, at any time and from time to time, but not later than the expiration date specified in paragraph 5 hereof or thirty (30) days after termination of employment, whichever date is earlier. For purposes of this paragraph 14, termination for cause shall mean: (i) termination of employment for cause as defined in the optionee's Employment Agreement or (ii) in the absence of an Employment Agreement for the optionee, termination of employment by reason of the optionee's commission of a felony, fraud or willful misconduct which has resulted, or is likely to result, in substantial and material damage to the Corporation or a Subsidiary, all as the Board or the Stock Option Committee in it sole discretion may determine.

                  (d) If an optionee's employment shall terminate for any reason other than death, disability, retirement or otherwise, all right to exercise his Option shall terminate at the date of such termination of employment absent specific provisions in the optionee's Option Agreement.

         16. CORPORATE EVENTS.

                  In the event of the proposed dissolution or liquidation of the Corporation, a proposed sale of all or substantially all of the assets of the Corporation, a merger or tender for the Corporation's shares of Common Stock the Board of Directors may declare that each Option granted under this Plan shall terminate as of a date to be fixed by the Board of Directors; provided that not less than thirty (30) days written notice of the date so fixed shall be given to each Eligible Person holding an option, and each such Eligible Person shall have the right, during the period of thirty (30) days preceding such termination, to exercise his Option as to all or any par of the shares of Stock covered thereby, including shares of Stock as to which such Option would not otherwise be exercisable. Nothing set forth herein shall extend the term set for purchasing the shares of Stock set forth in the Option.

         17. NO GUARANTEE OF EMPLOYMENT.

                  Nothing in this Plan or in any writing granting an Option will confer upon any Eligible Person the right to continue in the employ of the Eligible Person's employer, or will interfere with or restrict in any way the right of the Eligible Person's employer to discharge such Eligible Person at any time for any reason whatsoever, with or without cause.

         18. NON-TRANSFERABILITY.

                  No Option granted under the Plan shall be transferable other than by will or by the laws of descent and distribution. During the lifetime of the optionee, an Option shall be exercisable only by him.

         19. NO RIGHTS AS STOCKHOLDER.

                  No Optionee shall have any rights as a stockholder with respect to any shares subject to his Option prior to the date of issuance to him of a certificate or certificates for such shares.

         20. AMENDMENT AND DISCONTINUANCE OF PLAN.

                  The Corporation's Board of Directors may amend, suspend or discontinue this Plan at any time. However, no such action may prejudice the rights of any Eligible Person who has prior thereto been granted Options under this Plan. Further, no amendment to this Plan which has the effect of (a) increasing the aggregate number of shares of Stock subject to this Plan (except for adjustments pursuant to paragraph 3 herein), or (b) changing the definition of Eligible Person under this Plan, may be effective unless and until approval of the stockholders of the Corporation is obtained in the same manner as approval of this Plan is required. The Corporation's Board of Directors is authorized to seek the approval of the Corporation's stockholders for any other changes it proposes to make to this Plan which require such approval, however, the Board of Directors may modify the Plan, as necessary, to effectuate the intent of the Plan as a result of any changes in the tax, accounting or securities laws treatment of Eligible Persons and the Plan, subject to the provisions set forth in this paragraph 19, and paragraphs 20 and 21.

         21. COMPLIANCE WITH RULE 16b-3.

                  This Plan is intended to comply in all respects with Rule 16b-3 ("Rule 16b-311) promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with respect to participants who are subject to Section 16 of the Exchange Act, and any provision(s) herein that is/are contrary to Rule 16b-3 shall be deemed null and void to the extent appropriate by either the Stock Option Committee or the Corporation's Board of Directors.

         22. COMPLIANCE WITH CODE.

                  The aspects of this Plan on ISOs is intended to comply in every respect with Section 422 of the Code and the regulations promulgated thereunder. In the event any future statute or regulation shall modify the existing statute, the aspects of this Plan on ISOs shall be deemed to incorporate by reference such modification. Any stock option agreement relating to any Option granted pursuant tot his Plan outstanding and unexercised at the time any modifying statute or regulation becomes effective shall also be deemed to incorporate by reference such modification and no notice of such modification need be given to optionee.

                  If any provision of the aspects of this Plan on ISOs is determined to disqualify the shares purchasable pursuant to the Options granted under this Plan from the special tax treatment provided by Code Section 422, such provision shall be deemed null and void and to incorporate by reference the modification required to qualify the shares for said tax treatment.

         23. COMPLIANCE WITH OTHER LAWS AND REGULATIONS.

                  The Plan, the grant and exercise of options thereunder, and the obligation of the Corporation to sell and deliver Stock under such options, shall be subject to all applicable federal and state laws, rules, and regulations and to such approvals by any government or regulatory agency as may be required. The Corporation shall not be required to issue or deliver any certificates for shares of Stock prior to (a) the listing of such shares on any stock exchange or over-the-counter market on which the Stock may then be listed and (b) the completion of any registration or qualification of such shares under any federal or state law, or any ruling or regulation of any government body which the Corporation shall, in its sole discretion, determine to be necessary or advisable. Moreover, no option may be exercised if its exercise or the receipt of Stock pursuant thereto would be contrary to applicable laws.

         24. DISPOSITION OF SHARES.

                  In the event any share of Stock acquired by an exercise of an option granted under the Plan shall be transferable other than by will or by the laws of descent and distribution within two years of the date such Option was granted or within one year after the transfer of such Stock pursuant to such exercise, the optionee shall give prompt written notice thereof to the Corporation or the Stock Option Committee.

         25.      NAME.

                  The Plan shall be known as the "Premier Exhibitions, Inc. 2004 Stock Option Plan."

         26.      NOTICES.

                  Any notice hereunder shall be in writing and sent by certified mail, return receipt requested or by facsimile transmission (with electronic or written confirmation of receipt) and when addressed to the Corporation shall be sent to its office, 3340 Peachtree Rd, Suite 2250, Atlanta, Georgia 30326, and when addressed to the Committee shall be sent to it at 3340 Peachtree Rd, Suite 2250, Atlanta, Georgia 30326, subject to the right of either party to designate at any time hereafter in writing some other address, facsimile number or person to whose attention such notice shall be sent.

         27.      HEADINGS.

                  The headings preceding the text of Sections and subparagraphs hereof are inserted solely for convenience of reference, and shall not constitute a part of this Plan nor shall they affect its meaning, construction or effect.

         28. EFFECTIVE DATE.

                  This Plan was adopted by the Board of Directors of the Corporation on December 12, 2003. The effective date of the Plan shall be the same date.

Dated as of December 12, 2003.

                                                     PREMIER EXHIBITIONS, INC.



                                                     By:      /s/ Arnie Geller
                                                          ----------------------
                                                              President

                            PREMIER EXHIBITIONS, INC.
                         3340 Peachtree Road, Suite 2250
                             Atlanta, Georgia 30326


                                      Date


Xxxxxxxxxx
Xxxxxxxxxx
Xxxxxxxxxx
Xxxxxxxxxx

Dear:

         The Board of Directors of Premier Exhibitions, Inc. (the "Corporation") is pleased to award you an Option pursuant to the provisions of its 2004 Stock Option Plan (the "Plan"). This letter will describe the Option granted to you. Attached to this letter is a copy of the Plan. The terms of the Plan also set forth provisions governing the Option granted to you. Therefore, in addition to reading this letter, you should also read the Plan. Your signature on this letter is an acknowledgment to us that you have read and understand the Plan and that you agree to abide by its terms. All terms not defined in this letter shall have the same meaning as in the Plan.

         1. TYPE OF OPTION. You are granted an NSO. Please see in particular Section 11 of the Plan.

         2. RIGHTS AND PRIVILEGES. Subject to the conditions hereinafter set forth, we grant you the right to purchase shares of Stock at $ _____per share, the current fair market value of a share of Stock. The right to purchase the shares of Stock accrues in installments over the time periods described below:

    The right to acquire                        shares accrues on
                      --------------                           -----------------

    The right to acquire                        shares accrues on
                      --------------                           -----------------

         3. TIME OF EXERCISE. The option may be exercised at any time and from time to time beginning when the right to purchase the shares of Stock accrues and ending when they terminate as provided in Section 5 of this letter.

         4. METHOD OF EXERCISE. The Options shall be exercised by written notice to the Chief Financial Officer at the Corporation's principal place of business. The notice shall set forth the number of shares of Stock to be acquired and shall contain a check payable to the Corporation in full payment for the Stock or that number of already owned shares of Stock equal in value to the total Exercise Price of the Option. We shall make delivery of the shares of Stock subject to the conditions described in Section 13 of the Plan.

         5. TERMINATION OF OPTION. To the extent not exercised, the Option shall terminate upon the first to occur of the following dates:

                  (a)                       , 20___ , being             years
                           -----------------                -----------
from the date of grant pursuant to the provisions of Section 2 of this Agreement, or

                  (b) The expiration of three (3) months following the date your employment terminates with the Corporation and any of its subsidiaries included in the Plan for any reason, other than by reason of death or permanent disability. As used herein, "permanent disability" means your inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months; or

                  (c) The expiration of twelve (12) months following the date your employment terminates with the Corporation and any of its subsidiaries included in the Plan, if such employment termination occurs by reason of your death or by reason of your permanent disability (as defined above).

         6. SECURITIES LAWS. The option and the shares of Stock underlying the Option have not been registered under the Securities Act of 1933, as amended (the "Act"). The Corporation has no obligations to ever register the option or the shares of Stock underlying the Option. All shares of Stock acquired upon the exercise of the Option shall be "restricted securities" as that term is defined in Rule 144 promulgated under the Act. The certificate representing the shares shall bear an appropriate legend restricting their transfer. Such shares cannot be sold, transferred, assigned or otherwise hypothecated without registration under the Act or unless a valid exemption from registration is then available under applicable federal and state securities laws and the Corporation has been furnished with an opinion of counsel satisfactory in form and substance to the Corporation that such registration is not required.

         7. BINDING EFFECT. The rights and obligations described in this letter shall inure to the benefit of and be binding upon both of us, and our respective heirs, personal representatives, successors and assigns.

         8. DATE OF GRANT. The Option shall be treated as having been granted to you on the date of this letter even though you may sign it at a later date.

                                                     Very truly yours,


                                                     By:
                                                          ----------------------
                                                              President


                                                     OPTIONEE


                                                     By:
                                                          ----------------------